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                                                                      EXHIBIT 12

                     THE HERTZ CORPORATION AND SUBSIDIARIES
         COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
                     (IN THOUSANDS OF DOLLARS EXCEPT RATIO)
                                  (UNAUDITED)

                                                                                   YEAR ENDED
                                                                                  DECEMBER 31,
                                                                                      1994
                                                                                  ------------
Income before income taxes....................................................      $162,831
Interest expense..............................................................       284,438
Portion of rent estimated to represent the interest factor....................        88,219
                                                                                  ------------
Earnings before income taxes and fixed charges................................      $535,488
                                                                                  ------------
Interest expense (including capitalized interest).............................      $284,855
Portion of rent estimated to represent the interest factor....................        88,219
                                                                                  ------------
Fixed charges.................................................................      $373,074
                                                                                  ------------
Ratio of earnings to fixed charges............................................           1.4
                                                                                  ------------

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